EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-106378 and 333-107163) and the Registration Statement on Form S-8 (Nos. 333-45954, 333-45956, 333-55614, 333-55946 and 333-103475) of Avaya Inc. of our report dated December 6, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 6, 2004